                                                                     EXHIBIT 4.4


================================================================================


                             NABORS HOLDING COMPANY

                                       AND

                           THE GUARANTORS NAMED HEREIN

                              SERIES A AND SERIES B



                    8 5/8% SENIOR SUBORDINATED NOTES DUE 2008



                              --------------------


                          FOURTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 21, 2002

                              --------------------


                                 HSBC BANK USA,

                                     TRUSTEE

                              --------------------




================================================================================

                  This FOURTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 21, 2002 is among Nabors Holding Company, a Delaware corporation, as issuer (the "Company"), Nabors Industries, Inc., a Delaware corporation, as guarantor (the "Parent Guarantor"), Nabors Industries Ltd., a Bermuda exempted company, as guarantor (the "New Guarantor"), and HSBC Bank USA, as trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Company, and the Trustee entered into an Indenture, dated as of March 31, 1998 (as supplemented by each of the three supplemental indentures thereto, including one relating to the guarantee of the Company's obligations thereunder by the Parent Guarantor, the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"); and

                  WHEREAS, the Parent Guarantor is party to an Agreement and Plan of Merger, dated as of January 2, 2002, by and among the Company, the New Guarantor, Nabors US Holdings Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "US Holdings") and Nabors Acquisition Corp. VIII, a corporation duly organized and existing under the laws of the State of Delaware (herein called "NAC8") (such agreement is herein called the "Merger Agreement");

                  WHEREAS, US Holdings assigned all of its right, title and interest, in, to and under the Merger Agreement to Nabors International Finance Ltd., an exempted company duly organized and existing under the laws of the Islands of Bermuda, and NAC8 assigned all of its right, title and interest, in, to and under the Merger Agreement to Nabors Acquisition Corp. IX, a corporation duly organized and existing under the laws of the State of Delaware (herein called "NAC9");

                  WHEREAS, pursuant to the terms and conditions of the Merger Agreement, NAC9 will merge with and into Parent Guarantor, with Parent Guarantor being the surviving corporation (herein called the "Merger" and the date on which the Merger becomes effective by filing a Certificate of Merger with the Secretary of State of the State of Delaware is herein called the "Merger Date");

                  WHEREAS, as a result of the Merger the Parent Company will be an indirect, wholly owned subsidiary of the New Guarantor;

                  WHEREAS, the New Guarantor desires to issue a guarantee to the Holders of the Notes as provided in this Supplemental Indenture;

                  WHEREAS, Section 9.01(iv) provides that the Company, the Parent Guarantor and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holders to make any change that would provide any additional rights or benefits to the Holders;

                  WHEREAS, the respective Board of Directors of the Company, the Parent Guarantor and of the New Guarantor (or a duly authorized committee thereof) has duly adopted resolutions authorizing the Company, the Parent Guarantor and the New Guarantor, respectively, to execute and deliver this Supplemental Indenture; and

                  WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Parent Guarantor, of the New Guarantor and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Parent Guarantor, the New Guarantor and the Trustee, in accordance with its terms, have been duly done and performed;

                  NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Parent Guarantor, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE ONE

                              RELATION TO INDENTURE

         SECTION 1.1 RELATION TO INDENTURE.

         This Supplemental Indenture constitutes an integral part of the Indenture.


         SECTION 1.2 DEFINITIONS.

         For all purposes of this Supplemental Indenture, except as expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined in this Supplemental Indenture shall have the respective meanings assigned to them in the Indenture; and

                  (2) All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         SECTION 1.3 AMENDMENT OF DEFINITIONS IN THE INDENTURE.

         The following definitions in the Indenture are hereby amended by deleting such definitions in their entirety and substituting in place thereof the following:

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary of the Company, the Parent Guarantor or the New Guarantor, as applicable, duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "GUARANTOR" means each of the Parent Guarantor and the New Guarantor and any and all references to "the Guarantor", "a Guarantor" or "any Guarantor" shall refer to each of the Parent Guarantor and the New Guarantor.

         "OFFICERS" means any of the following of any Guarantor or the Company, as applicable: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

         "OPINION OF COUNSEL" means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or any Guarantor) that complies with the requirements of this Indenture.

         "SENIOR INDEBTEDNESS" means all Indebtedness and other Obligations specified below payable directly or indirectly by any Guarantor, as the case may be, whether outstanding on the Issue Date, as of the date of the Fourth Supplemental Indenture hereto or thereafter created, incurred or assumed by any
Guarantor: (i) the principal of and interest on and all other Indebtedness and Obligations related to the Credit Agreement (including, without limitation, all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the Credit Agreement, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Agreement), (ii) amounts payable in respect of any Hedging Obligations, (iii) in addition to the amounts described in (i) and (ii), all Indebtedness that is not expressly pari passu with, or subordinated to, the Notes or a Note Guarantee, as the case may be, (iv) all Capitalized Lease Obligations, (v) all Refinancing Indebtedness permitted under this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (a) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (c) Indebtedness incurred (but only to the extent incurred) in violation of this Indenture as in effect at the time of the respective incurrence, (d) any Indebtedness of any Guarantor or any of its Subsidiaries that, when incurred, was without recourse to such Guarantor or any of its Subsidiaries, (e) any Indebtedness to any employee of any Guarantor or any of its Subsidiaries or (f) any liability for taxes owed or owing by any Guarantor or any of its Subsidiaries.

         The Indenture is hereby amended by adding the following definition thereto:
         "NEW GUARANTOR" means Nabors Industries Ltd., an exempted company duly organized and existing under the laws of the Islands of Bermuda.

                                   ARTICLE TWO

                              REPORTS BY GUARANTOR

         Section 2.1 Reports. Section 4.02 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

                           Section 4.02. Reports. Whether or not required by the
                  rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), so long as any Notes are outstanding, the New Guarantor will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish (within 15 days after such filing) to the Trustee and the Holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act (including therein any summary or other information with respect to the Company as may be required thereby, taking into account the guarantee by the New Guarantor) if the New Guarantor was required to file under such section.

                           So long as any Notes are outstanding, the Company and
                  the Parent Guarantor will file with the Commission, to the extent such filings are required by the Commission, and will furnish (within 15 days after such filing) to the Trustee and the Holders of Notes all quarterly and annual reports and other information, documents and reports that are required to be filed with the Commission pursuant to Section 13 of the Exchange Act (including therein any summary or other information with respect to the Company as may be required thereby, taking into account the guarantee by the New Guarantor).

                           The Company, the Parent Guarantor and the New
                  Guarantor will make the foregoing information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. The Company and each Guarantor have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and beneficial Holders of Notes and to prospective purchasers of Notes designated by the Holders and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


                                  ARTICLE THREE

                            CERTIFICATE OF COMPLIANCE

         SECTION 3.1 STATEMENT BY OFFICERS AS TO COMPLIANCE. Section 4.03 of the Indenture is hereby amended by deleting it in its entirety and substituting in place thereof the following:

                           Section 4.03. Compliance Certificate. The Company,
                  the Parent Guarantor and the New Guarantor shall each deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year without regard to any Grace Period has been made to determine whether the Company, the Parent Guarantor and the New Guarantor have kept, observed, performed and fulfilled all of their obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company, the Parent Guarantor and the New Guarantor signing such certificate, and (iii) to the best knowledge of each Officer signing such certificate, (a) the Company, the Parent Guarantor or the New Guarantor, as applicable, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to such person and such person is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture applicable to such person (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company, the Parent Guarantor and the New Guarantor, as applicable, have taken or propose to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest (including Special Interest, if any) on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company, the Parent Guarantor and the New Guarantor, as applicable, are taking with respect thereto.

                           Each of the Company, the Parent Guarantor and the New
                  Guarantor will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company, the Parent Guarantor or the New Guarantor becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company, the Parent Guarantor or the New Guarantor is taking or proposes to take with respect thereto.


                                  ARTICLE FOUR

                                    GUARANTEE

         SECTION 4.1 GUARANTEE.

         By execution of this Supplemental Indenture, the New Guarantor hereby issues and provides for a Note Guarantee on the terms and conditions, and to the extent, set forth in Section 11.01 of the Indenture. The Note Guarantees of the Parent Guarantor and the New Guarantor shall be joint and several.

         SECTION 4.2 SUBORDINATION OF GUARANTEE.

         The New Guarantor's Note Guarantee shall be junior and subordinated in right of payment to any Senior Indebtedness to the extent provided in Section
11.03 and Article 10 of the Indenture.

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 RATIFICATION OF INDENTURE.

         Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 5.2 EFFECTIVENESS.

         This Fourth Supplemental Indenture shall be effective as of the date first written above, provided, however, that the provisions contained in Articles One, Two, Three and Four hereof shall become effective as of the Merger Date. In the event that the Merger Agreement is terminated in accordance with its terms, this Fourth Supplemental Indenture shall automatically become null and void and the Company, the Parent Guarantor and the Trustee shall continue to comply with the Indenture. On or promptly following the Merger Date, the New Guarantor shall furnish to the Trustee an Officers' Certificate certifying that the Merger has occurred and that Articles One, Two, Three and Four hereof have become effective.

         SECTION 5.3 ADDRESS OF TRUSTEE.

         Section 12.02 of the Indenture is hereby amended to provide that the address of the Trustee is:

                         HSBC Bank USA
                         452 Fifth Street
                         New York, New York 10018
                         Attention: Issuer Services

         SECTION 5.4 GOVERNING LAW.

         THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

         SECTION 5.5 COUNTERPARTS.

         This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 5.6 CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 5.7 TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Guarantor.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.


                                 ISSUER:

                                 NABORS HOLDING COMPANY

                                 By:  /s/ Anthony G. Petrello
                                      Anthony G. Petrello
                                      President



                                 GUARANTORS:

                                 NABORS INDUSTRIES, INC.

                                 By:  /s/ Anthony G. Petrello
                                      Anthony G. Petrello
                                      President & Chief Operating Officer

                                 NABORS INDUSTRIES LTD.

                                 By:  /s/ Bruce P. Koch
                                      Bruce P. Koch
                                      Vice President--Finance


                                 HSBC BANK USA,
                                 as Trustee

                                 By:  /s/ Frank J. Godino
                                      Name: Frank J. Godino
                                      Title: Vice President